July 2013

2 Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward- looking statements by terminology such as, “may,” “should,” “expects, “ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. In addition, certain factors could affect the outcome of the matters described herein. This presentation may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the electrical power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ serves, foreign and domestic, customer request delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2013 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward Looking Statement

3 AZZ is a specialty electrical equipment manufacturer and provider of highly engineered services to the global markets of power generation, transmission, distribution and industrial as well as a leading provider of hot dip galvanizing services to the North American steel fabrication market. Company Overview

4 60% 40% Actual FY2012 $469 (in millions) Total Company Sales by Segment 59% 41% Actual FY2013 $571 (in millions) 42% 58% Projected FY2014 $825 to $900 (in millions) Electrical and Industrial Galvanizing

5 54% 25% 21% Actual FY2012 $469 (in millions) Total Company Sales by Market Segment 47% 21% 32% Actual FY2013 $571 (in millions) 45% 16% 39% Projected FY2014 $825 to $900 (in millions) Transmission & Distribution Industrial Power Generation

6 Electrical and Industrial Products & Services

7 31% 37% 32% Actual FY2012 $189 (in millions) Electrical and Industrial Products & Services Sales by Market Segment 25% 29% 46% Actual FY2013 $234 (in millions) 33% 16% 51% Projected FY2014 $475 to $525 (in millions) Transmission & Distribution Industrial Power Generation

8 Power Generation Our products power up the world from any generation source. Our services ensure the safety of lives and equipment. Bus Systems Nuclear Solutions Boiler Services Collector Substations for Renewables Power Distribution Centers

9 Transmission & Distribution Metal Clad Outdoor Switchgear Gas Insulated Bus Duct Portable Substations Power Distribution Centers Relay Panels Utility IPP EPC Co-ops OEM Our T&D products ensure that power is transmitted safely and reliably from generation source to end users.

10 Industrial & Commercial Mining Switchgear Power Distribution Centers Relay Panels Hazardous Duty Lighting Our products & services serve a broad range of industries, including refining, petrochemical, mining, pipeline, and more. Refining Services

11 $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 Backlog Electrical and Industrial Products & Services ($ In Millions)

12 Fiscal 2012 Fiscal 2013 1st Qtr 2013 Beginning Backlog $108.4 $138.6 $221.7 Bookings $499.3 $575.2 $181.1 Acquired Backlog -0- $78.5 -0- Shipments $469.1 $570.6 $183.2 Ending Backlog $138.6 $221.7 $219.6 Book to Ship Ratio 106% 101% 99% Backlog ($ In Millions)

13 Galvanizing Services

14 Application: “After-fabrication” steel corrosion protection Locations: 35 facilities in 17 states and 3 Canadian Provinces

15 35% 15% 30% 10% 10% Actual FY 2013 $337 (in millions) Electrical & Telecommunication OEM's Industrial Bridge & Highway Petrochemical Galvanizing Services 39% 12% 29% 8% 12% Projected FY 2014 $350 to $375 (in millions)

16 $357.0 $381.0 $469.0 $571.0 $825 to $900 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 2010 2011 2012 2013 2014 Fiscal Year Actual Projected Consolidated Net Sales ($ In Millions)

17 $1.51 $1.39 $1.61 $2.37 $2.65 to $2.95 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 2010 2011 2012 2013 2014 Fiscal Year Actual Projected Earnings Per Share (Fully Diluted)

18 20.0% 16.7% 13.6% 14.7% 15% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 2010 2011 2012 2013 2014 Electrical and Industrial Products Actual Projected Operating Margins 29.2% 26.1% 26.1% 26.1% 27% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 2010 2011 2012 2013 2014 Galvanizing Services Actual Projected

19 Cash Provided By Operations / EBITDA / Free Cash Flow ($ In Millions) ($5.0) $15.0 $35.0 $55.0 $75.0 $95.0 $115.0 $135.0 $155.0 $175.0 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Fiscal Year Cash Pro. By Oper. Free Cash Flow EBITDA Projected

20 Total Bank Debt / Long Term Debt to Equity ($ In Millions) 0 0.2 0.4 0.6 0.8 1 1.2 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 $400.0 $450.0 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Debt Cash Debt to Equity Ratio Projected Debt Projected Debt to Equity Ratio Projected Cash Fiscal Year

21 $12.0 $16.4 $19.8 $24.9 $17.5 $22.2 $22.6 $29.4 $40.0 $45.0 $0 $10 $20 $30 $40 $50 2010 2011 2012 2013 2014 Capital Expenditures Depreciation Projected CE Projected Depr. Capital Expenditures/Depreciation ($ In Millions)

22 21% 18% 17% 0% 5% 10% 15% 20% 25% 2011 2012 2013 Electrical and Industrial Products Return On Assets 27% 25% 26% 0% 5% 10% 15% 20% 25% 30% 35% 2011 2012 2013 Galvanizing Services

23 • Strong Historical Performance • FY13 is the 26th consecutive year of profitability • 10 Yr CAGR – Revenues 12%, Net Income 22%, EPS 19% • Significant Operating Margins (above industry averages) • Key Growth Drivers • Domestic & international demand for electrical power and energy • U.S. infrastructure investment • Niche products and value added services with strong market share position • Strong Management Team • Successful acquisition track record and opportunities for further expansion and growth • Strong balance sheet and cash flows • Cash Dividend AZZ Investment Summary

24